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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the inclusion in this registration statement on Form S-1 (File No. 333-5945) of our reports (i) dated June 7, 1996, on our audits of the combined financial statements of The Kapson Group (the "Predecessor") as of December 31, 1994 and 1995, and for each of the years in the three year period ended December 31, 1995, and (ii) dated June 11, 1996, on our audit of the balance sheet of Kapson Senior Quarters Corp., as of June 10, 1996. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ Coopers & Lybrand L.L.P.
New York, New York

September 20, 1996